HANSEN, BARNETT & MAXWELL	Registered with the Public Company
A Professional Corporation	Accounting Oversight Board
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

January 19, 2007

United States Securities and Exchange Commission

RE:	TetriDyn Solutions, Inc.

In our capacity as an independent registered public accounting firm, we have read the information presented in the Form 8-K of TetriDyn Solutions, Inc. dated January 17, 2007. We agree with the statements made therein.

Sincerely,

HANSEN, BARNETT & MAXWELL